Exhibit 4.1

Series A non-cumulative

Perpetual Preferred Stock

PAR VALUE $0.01

THIS CERTIFICATE IS TRANSFERABLE IN

CANTON, MA AND NEW YORK, NY

Certificate Number	-[Number of Shares]-
CUSIP 872277 30 6

SEE REVERSE FOR CERTAIN DEFINITIONS

TCF FINANCIAL CORPORATION

A Corporation Organized Under the Laws of the State of Delaware

This certifies that SPECIMEN  is the owner of                               fully paid and non-assessable shares of Series A non-cumulative perpetual preferred Stock, par value $0.01 per share, liquidation preference of $25,000 per share, of

TCF FINANCIAL CORPORATION

(the “Corporation”) transferable on the books of the Corporation by the holder thereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Registrar.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated __________, ____
COUNTERSIGNED AND REGISTERED:
Chief Executive Officer	COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By
Secretary	AUTHORIZED SIGNATURE

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request, without charge and in writing, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by references to the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Corporate Secretary of the Corporation at its principal office or to the Registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -_________ Custodian ___________ under Uniform Gifts to Minors Act _________

                                            (Cust)                            (Minor)                                                                   (State)

UNIF TRF MIN ACT - ________Custodian (until age___) _________ under Uniform Transfers to Minors Act ________

                                           (Cust)                                               (Minor)                                                                       (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________ hereby sell, assign and transfer unto

Please insert social security or other

identifying number of assignee

(Please Print or Typewrite Name and Address Including Zip Code, of Assignee)

____________________shares represented by this Certificate and do hereby irrevocably constitute and appoint _____________________________________________ Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________, 20___

Signature:__________________

Signature:__________________

Notice: The signature to this assignment most correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks,

Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED

SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.